Exhibit 23.5

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


We hereby consent to inclusion of our opinion as Appendix D to the Proxy Statement/Prospectus of Physio-Control International Corporation and Registration Statement on Form S-4 of Medtronic, Inc., and further consent to reference therein to such opinion under the headings "The Merger--Opinion of Physio-Control's Financial Advisor" and "Summary" and in the Physio-Control letter to shareholders regarding the proposed Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          /s/ Morgan Stanley & Co. Incorporated

                        MORGAN STANLEY & CO. INCORPORATED


July 23, 1998